Exhibit 99.1

GRAMERCY PROPERTY TRUST INC.
2015 EQUITY INCENTIVE PLAN

The purpose of the Plan is to provide (i) designated employees of the Company and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, phantom shares and other equity-based awards. The Company believes that the Plan will encourage the Grantees to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the Grantees with those of the stockholders. The Company also believes that the Plan will serve to facilitate retention of the employees of the Company and its subsidiaries.

Capitalized terms used in the Plan shall have the definitions specified or otherwise referenced in Section 26 below.

SECTION 1. Administration

(a) Committee. The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee shall consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, and “independent directors” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent a Board or subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or subcommittee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine who from among the Eligible Participants will receive Awards under the Plan, (ii) determine the type, size and terms and conditions of the Awards to be made under the Plan, (iii) determine the time when the Awards will be made and the duration of any applicable exercise, vesting or restriction period, including the criteria for exercisability, vesting and the restriction period and the acceleration of exercisability, vesting and lapse of a restriction period, (iv) amend the terms and conditions of any previously issued Award, subject to Section 17 below, (v) determine any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Award, (vi) determine whether any Award shall be subject to any non-competition, non-solicitation, confidentiality, clawback or other covenants, and (vii) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, procedures, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Grantees. No person acting under this Section 1 shall be held liable for any action or determination made with respect to the Plan or any Award under the Plan, except for the willful misconduct or gross negligence of such person.

(d) Committee Delegations. The Committee may delegate to the Chief Executive Officer of the Company the authority to grant, administer, and modify the Awards under the Plan with respect to employees who are not subject to the restrictions of section 16(b) of the Exchange Act, provided the Awards are not intended to be Performance-Based Awards and provided the Awards are granted, administered and modified in accordance with appropriate parameters set by the Committee in accordance with applicable law. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegation that were consistent with the terms of the Plan. The Committee may also delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its subsidiaries whose employees have benefited from the Plan, as determined by the Committee. Any delegation by the Committee pursuant to this subsection shall be subject to and limited by applicable law or regulation, including without limitation the general corporation law of the State of Maryland and the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed.

SECTION 2. AWARDS

(a) Awards under the Plan may consist of grants of Incentive Stock Options as described in Section 5, Non Qualified Stock Options as described in Section 5 (Incentive Stock Options and Non Qualified Stock Options are collectively referred to as “Options”), SARs as described in Section 6, Stock Awards as described in Section 7, Phantom Shares (including Dividend Equivalents) as described in Section 8 and Other Equity Awards (including LTIP Units) as described in Section 9 (hereinafter collectively referred to as “Awards”).

(b) All Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Grantee in the Award Agreement.

(c) All Awards shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Grantees.

SECTION 3. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in subsection (d), the total aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 3,200,000 shares (the “Plan Limit”).

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. The issuance of any shares of Common Stock shall result in a reduction of the number of shares of Common Stock available for Awards. Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under the Plan on a one-for-one basis (i.e., each such unit shall be treated as an award of shares of Common Stock). If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Phantom Shares or Other Stock-Based Awards (including LTIP Units) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Awards shall again be available for purposes of the Plan.  To the extent that any Awards are designated in an Award Agreement to be paid in cash, and not in shares of Common Stock, such Awards shall not count against the Plan Limit. Shares of Common Stock surrendered in payment of the exercise price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are exercised and settled in Common Stock, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs. The preceding provisions of this subsection (b) shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any Grantee under the Plan. For the avoidance of doubt, if shares of Common Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

(c) Individual Limits.

(i) The maximum aggregate number of shares of Common Stock with respect to which Awards may be made under the Plan to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below.

(ii) The maximum aggregate number of shares of Common Stock with respect to which Stock Awards, Phantom Shares or Other Equity Awards may be granted under the Plan to any individual during any calendar year as Performance-Based Awards under Section 10 is 1,000,000 shares, subject to adjustment as described in subsection (d).

(iii) A Grantee may not accrue Dividend Equivalents granted as Performance-Based Awards during any calendar year in excess of $1,000,000.

(iv) The foregoing individual limits shall apply without regard to whether such Awards are to be paid in shares of Common Stock or cash.

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(d) Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive Awards in any year as set forth in subsection (c) above, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued or transferred and to be issued or transferred under the Plan and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards, provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control of the Company, the provisions of Section 14 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 4. Eligibility for Participation

(a) Eligible Participants. All Employees, Non-Employee Directors and Key Advisors shall be eligible to participate in the Plan (referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”).

(b) Selection of Grantees. The Committee shall select the Eligible Participants to receive Awards and shall determine the number of shares of Common Stock subject to each Award in such manner as the Committee determines. Eligible Participants who receive Awards under this Plan shall hereinafter be referred to as “Grantees.”

(c) Continued Service. For purposes of this Plan, unless provided otherwise by the Committee in the Award Agreement, a Grantee’s employment or service will not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Employer as an employee, non-employee member of the Board, or Key Advisor or a change in the Employer entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s continuous employment or service to the Employer. For the avoidance of doubt, the provisions of the Plan that refer to “retirement” and “disability” shall not apply to a Grantee who is a Key Advisor.

SECTION 5. Options

(a) General Requirements. The Committee may grant Options to an Eligible Participant upon such terms as the Committee deems appropriate under this Section 5.

(b) Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to each Award of Options to an Eligible Participant.

(c) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Non Qualified Stock Options that are not intended to so qualify or any combination of Incentive Stock Options and Non Qualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its subsidiaries, as defined in section 424 of the Code. Non Qualified Stock Options may be granted to Eligible Participants.

(ii) The purchase price (the “Exercise Price”) of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(d) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

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(e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f) Effect of Termination of Service. Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer. Notwithstanding the foregoing, unless otherwise provided in the Award Agreement or any other written agreement between the Grantee and the Employer, the Option granted and subsequently vested hereunder shall terminate immediately after the first to occur of: (i) one year after the Grantee ceases to be employed by, or provide service to, the Employer due to death, Disability or Retirement; (ii) the date the Grantee ceases to be employed by, or provide service to, the Employer for Cause; (iii) 90 days after the Grantee ceases to be employed by, or provide service to, the Employer for any reason not set forth in subsection (i) or (ii), or, if the Grantee dies during such 90 day period, one year after the Grantee ceases to be employed by, or provide service to, the Employer under this subsection (iii); or (iv) the end of the term of the Option as set forth in subsection (d).

(g) Awards to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(h) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the Grantee (including Common Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Common Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Common Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Common Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, (v) by such other method as the Committee may approve, to the extent permitted by applicable law, or (vi) by any combination of the foregoing. Shares of Common Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 12) at such time as may be specified by the Committee. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option unless and until such person shall have become the holder of record of such share, and, except as otherwise permitted in Section 3(d) hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such person shall have become the holder of record thereof.

(i) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Non Qualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a subsidiary (within the meaning of section 424 of the Code). The aggregate number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options is 3,200,000 shares, subject to adjustment as described in Section 3(d), and all shares issued under the Plan as Incentive Stock Options shall count against the Plan Limit.

SECTION 6. Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Eligible Participant separately or in tandem with any Option. The Committee shall establish the number of shares and the terms of the SAR at the time the SAR is granted.

(b) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to, or greater than, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

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(c) Tandem SARs. The Committee may grant tandem SARs at the time the Option is granted. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

(d) Exercisability; Term. A SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement; provided, however, that no SAR shall be exercisable later than ten years after the date of grant. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as set forth in Section 5(f), unless determined otherwise by the Committee in the Award Agreement or any other written agreement between the Grantee and the Employer. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(e) Awards to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the FLSA, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(f) Exercise of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.

(g) Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

SECTION 7. Stock Awards

(a) General Requirements. The Committee may issue or transfer shares of Common Stock to an Eligible Participant under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 7. Shares of Common Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration and be subject to restrictions or to no restrictions, as determined by the Committee. Each Stock Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award Agreement, including, without limitation, restrictions based upon the sale or other disposition of such shares, vesting conditions that lapse based on the passage of time, achievement of certain performance conditions or as otherwise determined by the Committee and the right of the Company to reacquire such shares for no consideration upon termination of the Grantee’s employment within specified periods. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”

(b) Number of Shares. The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. Unless provided otherwise in the Award Agreement, if the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 13. To the extent that the Company determines to issue certificates, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

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(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise in the Award Agreement, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Common Stock or in such other form as dividends are paid on Common Stock, as determined by the Committee.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee.

SECTION 8. Phantom Shares

(a) General Requirements. The Committee may grant Phantom Shares representing one or more shares of Common Stock to Eligible Participants, upon such terms and conditions as the Committee deems appropriate under this Section 8.

(b) Crediting of Units. Each Phantom Share shall represent the right of the Grantee to receive a share of Common Stock or an amount based on the value of a share of Common Stock, if specified conditions established by the Committee are met. All Phantom Shares shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(c) Terms of Phantom Shares. The Committee may grant Phantom Shares that are payable if specified performance goals or other conditions are met or under other circumstances. Phantom Shares may be paid at the end of a specified vesting or performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Phantom Shares to be granted and the requirements applicable to such Phantom Shares. A Phantom Share granted by the Committee shall provide for payment in shares of Common Stock, cash or a combination thereof and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The Committee shall specify in writing the maximum number of shares that can be issued under the Phantom Shares.

(d) Requirement of Employment or Service. Unless provided otherwise in the Award Agreement, if the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Phantom Shares shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(e) Payment With Respect to Phantom Shares. Payments with respect to Phantom Shares shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

(f) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Phantom Shares, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Grantees currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Phantom Shares for the Grantee, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Common Stock or in a combination of the two, as determined by the Committee.

SECTION 9. Other Equity Awards

The Committee may grant Other Equity Awards, which are awards (other than those described in Sections 5, 6, 7 or 8 of the Plan) that are based on, measured by or payable in Common Stock to any Eligible Participant, on such terms and conditions as the Committee shall determine. Other Equity Awards may be granted subject to the achievement of performance goals or other conditions. Other Equity Awards may be denominated in cash, shares of Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock (including LTIP Units), or in any combination of the foregoing, and may be paid in cash, Common Stock or other securities, or in a combination of cash, Common Stock and other securities, all as determined by the Committee in the Award Agreement, provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Partnership as in effect on the date of grant.

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SECTION 10. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards, Phantom Shares, Dividend Equivalents or Other Equity Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code (“Performance-Based Awards”). The provisions of this Section 10 shall apply to any such Performance-Based Awards.

(b) Performance Goals. When Awards are made under this Section 10, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code, including the employment requirements and payment terms. The performance goals may relate to the Employee’s business unit or the performance of the Company or a subsidiary or the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price appreciation; stock price; total stockholder return; total stockholder return as compared to total stockholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; or asset quality. The performance goals need not be uniform as among Grantees. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

(c) Establishment of Goals. Performance goals must be pre-established by the Committee. A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but may reduce the amount of compensation that is payable, pursuant to Performance-Based Awards.

(d) Maximum Payment. The maximum number of shares of Common Stock that may be subject to Awards made to an individual during a calendar year shall not exceed the individual limit set forth in Section 3 of the Plan.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.

(f) Death, Disability or Other Circumstances. To the extent consistent with section 162(m) of the Code, the Committee may provide that Performance-Based Awards shall be payable or restrictions on such Performance-Based Awards shall lapse, in whole or in part, in the event of the Grantee’s death or disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

(g) Impact of Extraordinary Items or Changes in Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. In setting the performance goals for “qualified performance-based compensation” within the period prescribed in subsection (c), the Committee may provide for such adjustments as it deems appropriate, to the extent consistent with the requirements of section 162(m) of the Code.

(h) Status of Performance Awards under Code Section 162(m). It is the intent of the Company that Awards under this Section 10 constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 10 shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Awards under this Section 10 does not comply or is inconsistent with the requirements of section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

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SECTION 11. Deferrals

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Award, or may permit a Grantee to defer compensation payable to the Grantee in the form of an Award under the Plan. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals, subject in all respects to the applicable provisions of section 409A of the Code.

SECTION 12. Withholding of Taxes

(a) Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Awards pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Awards, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Awards. The Company may require the payment of any taxes before issuing any shares of Common Stock pursuant to the Award.

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Awards paid in Common Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

SECTION 13. Transferability of Awards

(a) Nontransferability of Awards. Except as provided in subsection (b) below, only the Grantee may exercise rights under an Award during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Non Qualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Grantee may transfer Non Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Non Qualified Option and the transferred Non Qualified Option shall continue to be subject to the same terms and conditions as were applicable to the Non Qualified Option immediately before the transfer.

SECTION 14. Consequences of a Change IN Control

(a) Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Awards shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such Change in Control, any outstanding Options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding Awards are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such Change in Control (i) all such outstanding Options and SARs that are not assumed or replaced shall accelerate and become fully exercisable, (ii) the restrictions and conditions on all such outstanding Stock Awards that are not converted to similar grants shall fully lapse and (iii) all such outstanding Phantom Shares, Other Equity Awards and Dividend Equivalents that are not converted to similar grants shall be fully vested. After a Change in Control, references to the “Employer” as they relate to employment matters shall include the successor employer.

(b) Vesting upon Certain Terminations of Employment. Unless the Award Agreement provides otherwise, if a Grantee’s Award is assumed as provided in Section 14(a) and if, within the 18 month period following the occurrence of such Change in Control, the Grantee’s employment is terminated by the Company without Cause, then as of the date of such Grantee’s termination of employment or service all of such Grantee’s then outstanding (i) Options and SARs shall automatically accelerate and become fully exercisable, (ii) Stock Awards shall have all restrictions and conditions immediately lapse and (iii) Phantom Shares, Dividend Equivalents and Other Equity Awards shall be fully vested; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this subsection (b) shall be calculated.

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(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Grantee: (i) the Committee may determine that outstanding Options and SARs shall accelerate and become fully exercisable, in whole or part; (ii) the Committee may determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or part; (iii) the Committee may determine that outstanding Phantom Shares, Other Equity Awards and Dividend Equivalents shall be fully vested, in whole or part; (iv) the Committee may require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable; (v) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (vi) determine that Grantees shall receive a payment in settlement of outstanding Stock Awards, Phantom Shares, Dividend Equivalents or Other Equity Awards, if permitted under section 409A of the Code. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR.

SECTION 15. agreement with Grantees

Each Award made under the Plan shall be evidenced by an Award Agreement containing such terms and conditions as the Committee shall approve. In the event of a conflict between the provisions of the Plan and the provisions of any Award Agreement, the provisions of the Plan shall control.

SECTION 16. Requirements for Issuance of Shares

No Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable, and if the Company determines to issue certificates representing such shares, such certificates may be legended to reflect any such restrictions. Any certificates representing shares of Common Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Grantee shall have any right as a stockholder with respect to Common Stock covered by an Award until shares have been issued to the Grantee.

SECTION 17. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan or an Award at any time, provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws or to comply with applicable stock exchange requirements.

(b) No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding Options or SARs to reduce the exercise price or base amount of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities. This Section 17(b) is intended to govern the repricing or exchange of “underwater” Options and SARs and shall not be construed to prohibit the adjustments provided for in Section 3(d) of this Plan.

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair Awards outstanding or the power and authority of the Committee with respect to an outstanding Award.

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(d) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under a right that has been reserved in the Plan or the Award Agreement, including under Sections 14 and 25(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Sections 14 and 25(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(e) Stockholder Approval for Performance-Based Awards. If Awards are granted as Performance-Based Awards under Section 10 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 10, if additional Performance-Based Awards are to be made under Section 10 and if required by section 162(m) of the Code or the regulations thereunder.

(f) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

SECTION 18. Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. In no event shall interest be paid or accrued on any Award, including unpaid installments of Awards. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 19. Rights of Grantees

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

SECTION 20. No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

SECTION 21. Severability

In case any provision of this Plan or of any Award Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 22. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

SECTION 23. Effective Date of the Plan

The Plan shall be effective as of June 23, 2015 (the “Effective Date”), subject to approval of the Company's stockholders.

SECTION 24. NOTICES

All notices under the Plan shall be in writing, and shall be addressed to the Chief Financial Officer and shall be delivered to the Company at 521 Fifth Avenue, 30th Floor, New York, NY 10175. Any notices to the Grantee, shall be delivered to the Grantee personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.

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SECTION 25. Miscellaneous

(a) Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option, stock award or other grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Company Policies. All Awards under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board, as in effect from time to time.

(c) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Awards of Performance-Based Awards comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Awards comply with the requirements of section 409A of the Code. To the extent that any provision that is designed to comply with section 16 of the Exchange Act or the legal requirements of section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be necessary under section 16 of the Exchange Act or required under section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If an Award is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Award specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code and all installment payments shall be treated as a separate payment, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Award granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 60 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code. Notwithstanding anything in this Plan or any Award Agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Awards under this Plan, and in no event shall the Company have any responsibility or liability if any Award does not meet the applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

(e) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(f) No Fiduciary Relationship. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, its subsidiaries or affiliates, or their directors or officers or the Committee, on the one hand, and the Grantee, the Company, its subsidiaries or affiliates or any other person or entity, on the other.

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(g) Employment Agreements. If a Grantee has entered into an employment agreement with the Employer, the terms of the Grantee’s employment agreement shall govern Awards made to the Grantee under the Plan, to the extent consistent with the terms of the Plan.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.

SECTION 26. DefinItionS

When used in this Plan, the following terms will have the respective meanings set forth below.

(a) “Award” shall have the meaning set forth in Section 2(a).

(b) “Award Agreement” means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning set forth in the Award Agreement.

(e) “Change in Control” shall be deemed to have occurred if:

(i) any “person,” including a “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and with respect to any particular Grantee, the Grantee and any “group” (as such term is used in section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Common Stock (other than as a result of an acquisition of securities directly from the Company); or

(ii) the consummation of any consolidation or merger of the Company where the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s stockholders was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, the Committee may modify the definition of Change in Control for a particular Award as set forth in the Award Agreement, as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

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(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” shall have the meaning set forth in Section 1(a).

(h) “Common Stock” means common stock of the Company.

(i) “Company” means Gramercy Property Trust Inc., a Maryland corporation, and any successor corporation, as determined by the Committee.

(j) “Disability” shall have the meaning set forth in the Award Agreement.

(k) “Dividend” means a dividend paid on shares of Common Stock.

(l) “Dividend Equivalent” means an amount calculated with respect to a Phantom Share, which is determined by multiplying the number of shares of Common Stock subject to the Phantom Share by the per-share cash Dividend, or the per-share fair market value (as determined by the Committee) of any Dividend in consideration other than cash, paid by the Company on its Common Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(m) “Effective Date” shall have the meaning set forth in Section 23.

(n) “Eligible Participant” shall have the meaning set forth in Section 4(a).

(o) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Phantom Shares, Dividend Equivalents, Performance-Based Award and Other Equity Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise. Notwithstanding the foregoing, with respect to any Award subject to section 409A of the Code, “employed by, or provide service to, the Employer” shall be interpreted within the meaning of section 409A of the Code and the related Treasury Regulations.

(p) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(q) “Employer” means the Company and its subsidiaries, as determined by the Committee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exercise Price” shall have the meaning set forth in Section 5(c).

(t) “Fair Market Value” per share of Common Stock means, unless the Committee determines otherwise with respect to a particular Award, the closing price of Common Stock on the New York Stock Exchange on the relevant date (or if there were no trades on that date the last reported sale price of Common Stock during regular trading hours on the latest preceding date upon which a sale was reported). If the Common Stock is not listed on the New York Stock Exchange, the Fair Market Value shall be as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code. Notwithstanding the foregoing, with respect to any “stock right” within the meaning of section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the shares of Common Stock determined in accordance with the final regulations promulgated under section 409A of the Code.

(u) “FLSA” means the Fair Labor Standards Act of 1938, as amended.

(v) “Grantee” shall have the meaning set forth in Section 4(b).

(w) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code, as described in Section 5.

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(x) “Key Advisor” means a consultant or advisor who performs services for the Employer, provided that he or she renders bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the individual does not directly or indirectly promote or maintain a market for the Company’s securities.

(y) “LTIP Unit” means an LTIP Unit as defined in the Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in that partnership agreement, subject to the terms and conditions of the applicable Award Agreement and the partnership agreement.

(z) “Non-Employee Director” means a member of the Board, or a member of the Board of Directors of a subsidiary of the Company, who is not an Employee.

(aa) “Non Qualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code, as described in Section 5.

(bb) “Option” means an Incentive Stock Option or Non Qualified Stock Option, as described in Section 5.

(cc) “Other Equity Award” means any Award based on, measured by or payable in Common Stock (other than an Option, Phantom Share, Stock Award or SAR), as described in Section 9.

(dd) “Partnership” means GPT Property Trust LP.

(ee) “Performance-Based Awards” shall have the meaning set forth in Section 10.

(ff) “Phantom Share” means an award of a phantom unit representing a share of Common Stock, as described in Section 8.

(gg) “Plan” means this Gramercy Property Trust Inc. 2015 Equity Incentive Plan, as may be amended from time to time.

(hh) “Restriction Period” shall have the meaning set forth in Section 7(a).

(ii) “Retirement” shall have the meaning set forth in the Award Agreement.

(jj) “SAR” means a stock appreciation right, as described in Section 6.

(kk) “Stock Award” means an award of Common Stock, as described in Section 7.

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